EXHIBIT 10.2

FOURTH AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS FOURTH AMENDMENT to Asset Purchase Agreement is dated this 14th day of January, 2008, by and among Wits Basin Precious Minerals Inc. (the “Purchaser”), Central City Mining Corp. and George Otten (collectively, the “Sellers” and each individually as a “Seller”), and Hunter Gold Mining Corp. and Hunter Gold Mining Inc. (collectively the “Covenantors” and each a “Covenantor”) (the Purchaser, Sellers and Covenantors are individually or collectively, as the case may be, a “Party” or “Parties”).

RECITALS: The Parties entered into an Asset Purchase Agreement dated on or about September 20, 2006, for the sale and purchase of assets, real estate and real estate mining claims described in such asset purchase agreement, which was amended by that certain First Amendment to Asset Purchase Agreement dated October 31, 2006, that Second Amendment to Asset Purchase Agreement dated as of March 1, 2007 and that Third Amendment to Purchase Agreement dated May 31, 2007 (collectively, “Purchase Agreement”); and the wish to amend the Purchase Agreement on the terms and conditions hereafter set forth.

AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, the parties agree that the Purchase Agreement shall be revised as follows:

1.      The reference to $800,000 in Section 3.1(a) is hereby revised to be $2,500,000.
2.      The reference to $6,750,000.00 CND in Section 3.2 is hereby revised to be $6,500,000.00 CND.
3.      The reference to March 31, 2008 in Section 3.3(a) and November 30, 2006 in Article 11 are revised to June 30, 2008.
4.      Section 3.3(b)(ii) is hereby deleted in its entirety and replaced with the following language:
“Purchaser shall deliver to Sellers (or Sellers’ nominee) a note payable to Sellers (or Sellers’ nominee) in the original principal amount of Six Million Five Hundred Thousand Canadian Dollars ($6,500,000.00 CDN) in the form of Exhibit C* hereto and hereby made a part hereof (“Note”), (iii) a deed of trust in the form of Exhibit D* hereto and hereby made a part hereof with George Otten (or other Sellers’ nominee) as the trustee for the Sellers securing the Note (the “Deed of Trust”), and (iv) Three Million Six Hundred Twenty Thousand (3,620,000) shares of the unregistered and restricted .01 par value common capital stock of the Purchaser.”
5.      The Note attached as Exhibit C* shall be revised as follows:
a.           No interest shall accrue until January 1, 2010, and quarterly installments shall begin March 31, 2010.
b.           The reference in the definition of the “Balloon Demand Date” shall be revised from December 31, 2008 to be December 31, 2011 and the Maturity Date shall be the later of the Balloon Demand Date or December 31, 2015.
6.      Except as provided for above, all the terms and conditions of the Purchase Agreement shall remain in full force and effect.  This amendment may be executed in counterparts.  A facsimile signature shall be deemed an original.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Asset Purchase Agreement to be duly executed and delivered, all on and as of the date first written above.

PURCHASER:			SELLERS:
WITS BASIN PRECIOUS MINERALS INC. a Minnesota corporation			CENTRAL CITY CONSOLIDATED MINING CORP. a Colorado corporation

By:	/s/ Stephen D. King		By:	/s/ George Otten
Its:	CEO		Its:	President	1-28-08

COVENANTORS:			GEORGE OTTEN, a resident of Colorado

			/s/ George Otten		1-28-08

HUNTER GOLD MINING CORP. a British Columbia corporation			HUNTER GOLD MINING INC. a Colorado corporation

By:	/s/ George Otten		By:	/s/ George Otten
Its:	President	1-28-08	Its:	President	1-28-08

EXHIBIT C

FORM OF
PROMISSORY NOTE

NON-RECOURSE PROMISSORY NOTE

CDN $6,750,000.00	Minneapolis, Minnesota, USA
________ ___, 2008

1.           FOR VALUE RECEIVED, the undersigned, WITS BASIN PRECIOUS MINERALS, INC., a Minnesota corporation (hereinafter “Borrower”) whose address is _________________________________________________, Minnesota  55____ promises to pay to the order of HUNTER GOLD MINING INC., a Colorado corporation (“Holder”) whose address is ___________________________________________________, ___________, the principal sum of Six Million Seven Hundred Fifty Thousand and 00/100 Canadian Dollars (CDN $6,750,000.00), in lawful money of Canada, together with interest on the unpaid principal balance, at the interest rate as set forth below, in installments as follows:

(i)           Commencing on October 1, 2007, and continuing on each January 1, April 1, July 1, and October 1 thereafter (each, a “Payment Date”) until the Maturity Date (as defined below), the Borrower shall pay a quarterly installment of accrued interest only plus a Production Revenue Payment (as defined below), calculated at the interest rate as set forth below.

(ii)           On the earlier of (i) fifth anniversary of the first Production Revenue Payment, (ii) December 31, 2013, or (iii) the occurrence of the “Balloon Demand Date”, as defined in Paragraph 4 below  (such earlier date is referred to herein as the “Maturity Date”), the entire remaining principal balance together with any unpaid accrued interest shall be due and payable.

2.           From the date hereof until June 30, 2007, no interest shall accrue on the unpaid balance hereunder.  From July 1, 2007 until this Note is paid in full, interest shall accrue on the unpaid balance hereunder at the rate of five percent (5.00%) per annum.

3.           In addition to the interest payments due above, Borrower agrees that, on the first Payment Date following the first Calendar Quarter (which is defined as any (i) January 1 to March 31, (ii) April 1 to June 30, (iii) July 1 to September 30, or (iv) October 1 to December 31, of any year) in which Borrower realizes Profit (as defined below) in excess of US$100,000 in such Calendar Quarter from the real estate commonly known as the “Hunter Gold Mine”, located in the ______________ County, Colorado, USA (the “Mine”), which was acquired by Borrower from Holder on the date of this Note, and continuing on each Payment Date thereafter until this Note is repaid in full, Borrower shall make principal repayments hereunder (each a “Production Revenue Payment”), which payment(s) shall equal the lesser of (i) CDN $325,000.00 or (ii) that amount equal to all revenue received by Borrower from sales of minerals or mineral by-products from the Mine, less all Borrower’s expenses, including interest expense but excluding depreciation, distributions or dividends paid to shareholders of Borrower, incurred in connection with such sales or the operation of the Mine for the immediately preceding Calendar Quarter (any positive number from the formula contained in this clause (ii) over a Calendar Quarter shall be defined as “Profit”).

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4.           Notwithstanding anything contained in this Note to the contrary, the Holder may demand payment in full and declare the outstanding balance due hereunder immediately due and payable in the event that there has been no Calendar Quarter prior to December 31, 2008 in which Borrower has been obligated to make a Production Revenue Payment hereunder.  The Balloon Demand Date is defined as that date which is thirty (30) days after the last of the following:  (i) by December 31, 2008, if there has been no Calendar Quarter in which Borrower has been obligated to make a Production Revenue Payment hereunder, and (ii) Holder has demanded from Borrower, in writing, payment in full of the outstanding balance due hereunder and has declared such balance to be immediately due and payable.

5.           All payments shall be made at the office of the Holder set forth above, or at such other place as the Holder hereof may from time to time designate in writing.

6.           It is hereby expressly agreed that should default be made in the payment of any installment of principal, interest or other sums when due hereunder or any other note or agreement between Borrower and Holder, and such default continues for ninety (90) days after the date due, an “Event of Default” shall occur under the Deed of Trust and Security Agreement (“Deed of Trust”) of even date herewith securing this Note and covering property located in _____________ County, Colorado, the whole sum of principal, accrued interest and other sums outstanding hereunder shall, at the option of the Holder hereof, be fully accelerated and become immediately due and payable, anything contained herein or in any instrument now or hereafter securing this Note to the contrary notwithstanding.  Said acceleration option and Default Rate shall continue until all such defaults have been cured.  In the event of such acceleration, the term “Maturity Date” shall be deemed to mean the date on which this Note is due and payable as a result of such acceleration.   Notwithstanding any other provision of this Note to the contrary, it is agreed that the Borrower of this Note shall have no personal liability for any default hereunder and that the sole recourse in the event of any default hereunder shall be the Holder’s right to the disposition and/or foreclosure of any personalty and/or realty securing this Note.

7.           Borrower may prepay a portion or the entire principal amount due hereunder at any time without penalty, and such prepayment shall be applied as hereinabove provided.

8.           Borrower consents to the personal jurisdiction of the state and federal courts located in the State of Colorado in connection with any controversy related in any way to this Note or any security or guaranty for this Note, waives any argument that venue in such forums is not convenient, and agrees that any litigation initiated by any of them against the Holder or any other holder of this Note relating in any way to this Note or any security or guaranty for this Note shall be venued in either the District Court of ___________ County, Colorado, or the United States District Court for the District of Colorado.

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BORROWER:
Wits Basin Precious Minerals, Inc.

By:
Its

EXHIBIT D
FORM OF
DEED OF TRUST

DEED OF TRUST

THIS SECURITY AGREEMENT (“Deed of Trust”) is made as of the ______ day of ______________, 200_, between WITS BASIN PRECIOUS MINERALS, INC., a Minnesota corporation (“Grantor”), whose address _______________________________, and GEORGE OTTEN (“Trustee”), whose address is _____________________________.

WITNESSETH:

WHEREAS, this Deed of Trust is made by Grantor to secure and enforce the payment of the following note, obligations, indebtedness and liabilities:  (a) a certain Promissory Note of even date herewith in the principal amount of Six Million and 00/100 Canadian Dollars (CND $6,500,000.00) made by Grantor and payable to the order of HUNTER GOLD MINING, INC., a Colorado corporation, at ___________________________________________________, with interest and payments, all as provided therein, being due and payable in full on _____________, and all modifications, renewals or extensions thereof (the “Note”) (said payee and all subsequent holders of the Note or any part thereof or any interest therein or in any of the Secured Indebtedness, as hereinafter defined, are hereinafter collectively called the “Beneficiary”); and (b) all obligations of this Deed of Trust or any other instruments (“Loan Documents”) executed by Grantor in favor of Beneficiary now or hereafter evidencing or securing the above-described indebtedness or any part thereof (collectively the “Secured Indebtedness”).  The terms and provisions of the Note are incorporated herein by this reference.

In order to secure payment of the Secured Indebtedness, Grantor does hereby grant, bargain, sell and convey unto the Trustee, in trust forever, that certain property situate in the ___________ County, Colorado, more particularly described on Exhibit A attached hereto and incorporated herein by this reference, which is commonly known as the Hunter Gold Mine (sometimes collectively hereinafter referred to as the “Property” or the “Mortgaged Property”); and

TOGETHER with all and singular the tenements, hereditaments, easements, rights of way and appurtenances thereunto belonging or in any wise appertaining, whether now owned or hereafter acquired by Grantor, and any and all rights of ingress and egress to and from adjoining property (whether such rights now exist or subsequently arise), together with the reversion or reversions, remainder or remainders, and rents, issues and profits thereof, and also the entire estate, right, title, interest, claim and demand whatsoever of Grantor of, in and to the same and of, in and to every part and parcel thereof; and

TOGETHER with all buildings, structures, parking structures and improvements now or hereafter located on the Mortgaged Property, including any and all easements and rights of way used in connection therewith; and

TOGETHER with all right, title and interest of Grantor, if any, in all trees, shrubs, flowers and other landscaping features and all oil, gas, minerals, water, water rights, drains and drainage rights appurtenant to, located on, under or above or used in connection with the Mortgaged Property and the improvements situate thereon, or any part thereof, whether now existing or hereafter created or acquired; and

TOGETHER with all leases, rents, issues, royalties, bonus, income and profits, of each and every kind, now or hereafter relating to or arising from the Mortgaged Property and the improvements situate thereon; and

All of the foregoing property, interests and rights are sometimes hereinafter collectively referred to as the "Mortgaged Property, Improvements and Rights, or the “Property”;

AND, Grantor, for itself and its successors and assigns, represents, warrants and covenants that, and has good right and authority to grant, bargain, sell, convey, transfer, assign and mortgage the Property; that the execution and delivery of this Deed of Trust, the Note and all other instruments securing the payment of the Note do not contravene any law, order, decree, rule or regulation to which Grantor is subject; that the Note, this Deed of Trust and all other instruments securing the payment of the Note constitute the legal, valid and binding obligations of Grantor and that Grantor will warrant and forever defend the title to the Property against the claims of all persons whomsoever claiming or to claim the same or any part thereof, subject to all matters of record.

AND, that for so long as the Secured Indebtedness or any part thereof remains unpaid, Grantor covenants and agrees for itself and its successors and assigns as follows:

1.           Covenants.

1.1          General Covenants.

1.1.1     Payment.  Grantor will make prompt payment, as the same become due, of all installments of principal and interest on the Note and of all the other Secured Indebtedness.

1.1.2     Maintenance of Mortgaged Property.  Grantor will cause the Mortgaged Property to be operated in accordance with all applicable laws and rules, regulations and orders promulgated by all duly constituted authorities.  Grantor will allow the Beneficiary or its authorized representative to enter the Property at any reasonable time upon advance written notice to inspect the Property and Grantor's books and records pertaining thereto, and Grantor will reasonably assist the Beneficiary or said representative in whatever way necessary to make such inspection.

1.1.3     Taxes.  Grantor shall pay or cause to be paid prior to delinquency, except to the extent provision is actually made therefor as set forth hereinafter, all taxes and assessments theretofore or hereafter levied or assessed against the Property, or any part thereof, or any other tax asserted as a substitute therefor and upon request, will furnish the Beneficiary with receipts showing payment of such taxes and assessments on or before the applicable due date therefor; except that Grantor may in good faith, by appropriate proceedings, contest and diligently pursue such contest, the validity, applicability or amount of any asserted tax or assessment; provided, however, that in any event each such contest shall be concluded and the taxes, assessments, interests, costs and penalties shall be paid prior to the date any writ or order is issued under which the Property may be sold.

1.1.4     Condemnation.  Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Property or any portion thereof, or any other proceedings arising out of injury or damage to the Property, or any portion thereof, Grantor will notify the Beneficiary of the pendency of such proceedings and the time and place of all settings, hearings, trials or other proceedings relating thereto.  The Beneficiary may participate in any such proceedings, and Grantor shall from time to time deliver to the Beneficiary all instruments required by it to permit such participation.  Grantor shall, at its expense, diligently prosecute any such proceedings.  All proceeds of condemnation awards or proceeds of sale in lieu of condemnation with respect to the Property and all judgments, decrees and awards for injury or damage to the Property shall be paid to the Grantor and shall be applied to the repair, restoration or replacement of the property condemned. In the event the proceeds of the condemnation award (after deduction for reimbursements to the Beneficiary or Trustee) are deemed inadequate, in the sole discretion of a licensed engineer or architect hired by Grantor, to repair or restore any injury or damage arising from such condemnation, Grantor shall pay said amount necessary for such repair, restoration or replacement.  Determination by Grantor's licensed engineer or architect of the amount required to be contributed by the Grantor shall be deemed conclusive.  If (i) there exists an event of default under the Note, this Deed of Trust, or the Loan Documents, the condemnation proceeds shall be applied by Beneficiary to cure such default and the remainder shall be paid to Grantor for the restoration or repair of the Property, or (ii) Grantor and Beneficiary mutually agree, in which case the condemnation proceeds shall be applied in payment of the Secured Indebtedness, either in whole or in part (without a premium or penalty), in the inverse order of maturity, with the remainder, if any, to be paid to Grantor.  Beneficiary shall send to Grantor a notice of the balance of the Secured Indebtedness remaining, if any, after the application of said funds.  Grantor shall not be obligated to repair or rebuild the damaged portion of the Property.

1.1.5     Books and Records.  Grantor will keep accurate books and records in accordance with generally accepted accounting principles in which full, true and correct entries shall be promptly made as to all operations on the Property, and, as often as reasonably requested by the Beneficiary, but nor more often than once in each calendar quarter, Grantor will make reports of operations in such form as the Beneficiary prescribes, setting out full data as to the revenues from the Property.

2.           Remedies and Events of Default.

2.1           Events of Default.  The term "default" or "event of default" as used in this Deed of Trust shall mean the occurrence of any of the following events:

 (a)           The failure of Grantor to make any installment of principal or interest due under the Note within ninety (90) days from the date such payment is due;

 (b)           The failure of Grantor to make any payment except for a payment described in paragraph (a) hereof, within ninety (90) days of Beneficiary's notice of such failure; or

 (c)           The failure of Grantor to timely and properly observe, keep or perform any material nonmonetary covenant, agreement, warranty or condition herein or of any Loan Documents required to be observed, kept or performed, except that Grantor shall have one hundred eighty (180) days from notice of such failure to cure such default and if such default cannot be cured within one hundred eighty (180) days, Grantor shall have a reasonable period of time within which to cure such default, provided Grantor promptly commences curative action and prosecutes such curative action diligently to completion and provided such default or failure can be and is cured within one year from the date of such notice.

2.2           Acceleration.  Upon the occurrence of a default, which is not cured during the applicable cure period, if any, the Beneficiary shall have the option of declaring all the Secured Indebtedness in its entirety to be immediately due and payable without notice to Grantor, and the liens and security interests evidenced hereby shall be subject to foreclosure in any manner provided for herein and as provided by law.

2.3           Management and Possession.  Upon the occurrence of a default which is not cured during the applicable cure period, if any, the Beneficiary is authorized, whether prior or subsequent to the institution of any foreclosure proceedings, to enter upon the Property, or any part thereof, and to take possession of the Property and to exercise, without interference from Grantor, any and all rights to construct, manage, possess, operate, protect or preserve the Property, and to deduct from such rents all reasonable costs, expenses and liabilities of every character incurred by the Beneficiary in collecting such rents and in managing, operating, maintaining, protecting or preserving the Property and to apply the remainder of such rents on the indebtedness secured hereby in such manner as the Beneficiary may elect.  If necessary to obtain the possession provided for above, the Beneficiary may invoke any and all legal remedies to dispossess Grantor.

2.4           Foreclosure as Deed of Trust.  Upon the occurrence of a default hereunder, which is not cured during the applicable cure period, if any, the Beneficiary may declare a violation of any of the covenants hereof and elect to advertise the Mortgaged Property, Improvements and Rights for sale and demand such sale.  Then, upon filing notice of such election and demand for sale with the Trustee, the Trustee shall proceed to foreclose upon the Property as provided by applicable law.  The Trustee shall provide public notice of such foreclosure sale as provided by applicable law.  The Trustee shall sell and dispose of the Property, Improvements and Rights (en masse or in separate parcels, as the Beneficiary may think best) and all the right, title and interest of Grantor, and its successors and assigns therein, at public auction all in accordance with the provisions of Colorado Statutes.  Such sale(s) shall be a perpetual bar, both in law and equity, against Grantor and its successors and assigns, and all other persons claiming the Mortgaged Property, Improvements and Rights or any part thereof by, through, from or under Grantor.  The Beneficiary may purchase the Mortgaged Property, Improvements and Rights, or any part thereof, and may bid in any part or all of the indebtedness secured hereby, and it shall not be obligatory under the purchaser(s) at any such sale to see to the application of the purchase money.

Any reasonable costs incurred by Beneficiary or its attorney as a part of the cost of foreclosure in conjunction with Grantor's default hereunder shall be deemed allowable by the Trustee in a foreclosure action.  Such allowable costs shall include, but not be limited to, appraisal fees, attorney fees and all costs incurred by Beneficiary or its attorney in conjunction with securing, preserving and maintaining the Property and any improvements contained thereon, such as, by way of example and not by way of limitation, costs incurred in conjunction with the appointment and/or institution of a receivership (whether or not a receiver be appointed).

2.5           Foreclosure as Mortgage.  This instrument shall be effective as a mortgage as well as a deed of trust and, upon the occurrence of a default, may be foreclosed, at the election of Beneficiary, as to any of the Property in any manner permitted by the laws of the State of Colorado.

2.6           Application of Proceeds.  The proceeds of any sale in foreclosure of the liens evidenced hereby shall be applied:

FIRST, to the payment of all costs and expenses incident to such foreclosure sale, including, but not limited to, all reasonable attorneys' fees and court costs and charges of every character, and the statutory fee to the Trustee;

SECOND, to the payment in full of the Secured Indebtedness (including, specifically, without limitation, the principal, interest, late charges and attorneys' fees due and unpaid on the Note and the amounts due and unpaid and owed to the Beneficiary under this Deed of Trust) in such order as the Beneficiary may elect; and

THIRD, the remainder, if any, shall be paid in accordance with applicable statutory provisions or court order.

2.7           Receiver.  In addition to all other remedies herein provided for, Grantor agrees that upon the occurrence of a default, the Beneficiary shall, as a matter of right, be entitled to an ex parte appointment of a receiver or receivers for all or any part of the Property without regard to the value of the Property or the solvency of any person or persons liable for the payment of the indebtedness secured hereby, and Grantor does hereby consent to the appointment of such receiver or receivers, waives any and all defenses to such appointment and agrees not to oppose any application therefor by the Beneficiary, but nothing herein is to be construed to deprive the Beneficiary of any other right, remedy or privilege it may now have under the law to have a receiver appointed; provided, however, that the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of the Beneficiary to receive payment of the rents and income.  The receiver or his/her/its agents shall be entitled to enter upon and take possession of any and all of the Property.  The receiver, personally or through its agents or attorneys, may exclude Grantor and its agents, servants and employees wholly from the Property and have, hold, use, operate, manage and control the same and each and every part thereof, and keep insured, the Property.  Such receivership shall, at the option of the Beneficiary, continue until full payment of all sums, hereby secured, then due and payable or until title to the Property shall have passed by foreclosure sale under this Deed of Trust and the period of redemption, if any, shall have expired.

2.8           Remedies Cumulative.  All remedies herein expressly provided for are cumulative of any and all other remedies existing at law or in equity and are cumulative of any and all other remedies provided for in any other instrument securing the payment of the Secured Indebtedness, or any part thereof, or otherwise benefiting the Beneficiary, and the Trustee and the Beneficiary shall, in addition to the remedies herein provided, be entitled to avail themselves of all such other remedies as may now or hereafter exist at law or in equity for the collection of the Secured Indebtedness and the enforcement of the covenants herein and the foreclosure of the liens and security interests evidenced hereby, and the use of any remedy provided for hereunder or under any such other instrument or provided for by law shall not prevent the concurrent or subsequent use of any other appropriate remedy or remedies.  Beneficiary shall be entitled to enforce the provisions of this Deed of Trust and to exercise its rights and remedies hereunder notwithstanding that some or all of the indebtedness hereby secured is now or shall hereafter be otherwise secured, whether by mortgage, pledge, lien, assignment or otherwise.  Neither the acceptance of this Deed of Trust nor the enforcement thereof shall prejudice or in any manner affect the right of Beneficiary to realize upon or enforce any other security now or hereafter held by Beneficiary, it being understood that the Beneficiary shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by it in such order and manner as it may in its sole discretion determine.

2.9           Election of Remedies.  The Beneficiary may resort to any security given by this Deed of Trust or to any other security now existing or hereafter given to secure the payment of the Secured Indebtedness, in whole or in part, and in such portions and in such order as may seem best to the Beneficiary in its sole discretion.

2.10         Tenancy of Grantor.  In the event there is a foreclosure sale hereunder and at the time of such sale Grantor or its representatives, successors or assigns or any other persons claiming any interest in the Property by, through or under Grantor are occupying or using the Property, or any part thereof, each and all shall, at the option of the Beneficiary or the purchaser at such sale, as the case may be, immediately become the tenant of the Beneficiary or said purchaser and said tenancy shall be terminable at will by the Beneficiary or said purchaser.  In the event any tenant fails to surrender possession of said Property upon the exercise of such option, the purchaser shall be entitled to institute and maintain an action for forcible entry and detainer.

3.           Miscellaneous.

3.1           Release.  If the Secured Indebtedness is paid in full, then and in that event only all rights under this Deed of Trust shall be released by the Beneficiary in due form at Grantor's cost.  No release of this Deed of Trust or the lien thereof shall be valid unless executed by the Beneficiary.

3.2           Beneficiary Rights.  Without affecting the responsibility of Grantor for the performance of the covenants and agreements herein contained, and without affecting the lien of this Deed of Trust upon any of the Property, the Beneficiary may at any time and from time to time without notice in writing:  (a) waive compliance by Grantor with any covenant herein made by Grantor to the extent and in the manner specified in such writing; (b) consent to Grantor doing any act which hereunder Grantor is required to do, to the extent and in the manner specified in such writing; (c) release any part of the Property, or any interest therein, from the lien and security interest of this Deed of Trust; (d) release any party liable, either directly or indirectly, for the Secured Indebtedness or for any covenant herein or in any other instrument now or hereafter securing the payment of the Secured Indebtedness, without impairing or releasing the liability of any other party; (e) extend the time for payment of the Note or otherwise grant indulgences or modify the Note; or (f) subordinate the lien hereof.

3.3           Maximum Interest.  Any provision contained herein, in the Note or in any other instrument evidencing, securing or otherwise relating to any of the Secured Indebtedness to the contrary notwithstanding, the Beneficiary shall not be entitled to receive or collect, nor shall Grantor be obligated to pay, interest on any of the Secured Indebtedness in excess of the maximum rate of interest permitted by applicable law, and if any provision herein, in the Note or in such other instrument shall ever be construed or held to permit the collection or to require the payment of any amount of interest in excess of that permitted by applicable law, the provisions of the Note shall control and shall override any contrary or inconsistent provision herein or in such other document or instrument.

3.4           Notices.  Any and all notices, elections, demands, requests, and responses thereto permitted or required to be given under this Deed of Trust shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given and shall be effective upon being personally delivered, or upon being deposited in the United States mail, postage prepaid, certified with return receipt requested, or upon being deposited with an overnight commercial delivery service requiring proof of delivery, to the other party at the address of such other party set forth above or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any such notice, election, demand or request must be given shall commence on the date of receipt thereof; and provided further that no notice of change of address shall be effective until the date of receipt thereof.  Personal delivery to a party or to any officer, partner, agent or employee of such party at said address shall constitute receipt.  Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall also constitute receipt.  Any such notice, election, demand, request or response to the respective parties shall be addressed to the addresses provided above.

3.5           Binding Effect.  The terms, provisions, covenants and conditions hereof shall be binding upon Grantor and the heirs, representatives, successors and assigns of Grantor, including all heirs and successors in interest of Grantor in and to all or any part of the Property, and shall inure to the benefit of Grantor, the Trustee and the Beneficiary and their respective successors and assigns, substitutes and assigns and shall constitute covenants running with the land.  All references in this Deed of Trust to Grantor, the Trustee or the Beneficiary shall be deemed to include all such representatives, successors, substitutes and assigns.

3.6           Invalidity.  A determination that any provision of this Deed of Trust is unenforceable or invalid shall not affect the enforceability or validity of any remaining provision, and any determination that the application of any provision of this Deed of Trust to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

3.7           Redemption.  In the event the Property or any part thereof shall be sold upon foreclosure as provided hereunder, the sum for which the same shall have been sold shall, for purposes of redemption (pursuant to Section 38-38-301, et seq., C.R.S., or the corresponding provisions of any future law), bear interest at the rate of interest provided in the Note from the date of sale until paid.

3.8           Governing Law.  This Deed of Trust and the Note secured hereby shall be governed by and construed according to the laws of the State of Colorado at the date of execution.

3.9           Grantor’s Liability.  The Grantor’s liability is limited pursuant to the terms of the Note. Notwithstanding any other provision of this Deed of Trust to the contrary, it is agreed that the Grantor of this Deed of Trust shall have no personal liability for any default hereunder and that the sole recourse in the event of any default hereunder shall be the Beneficiary’s right to the disposition and/or foreclosure of the Mortgaged Property.

IN WITNESS WHEREOF, the Grantor has executed this instrument as of the date first set forth above.

GRANTOR:

WITS BASIN PRECIOUS MINERALS INC.

By:

STATE OF MINNESOTA                             )
) ss.
COUNTY OF __________                            )

The foregoing instrument was acknowledged before me this ______ day of ________________, 200_, by ___________________, as _____________ of Wits Basin Precious Minerals, Inc., a Minnesota corporation, on behalf of the corporation.

Notary Public

EXHIBIT A
TO
DEED OF TRUST

LEGAL DESCRIPTION